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                                ONE BOSTON PLACE

                              BOSTON, MASSACHUSETTS

                        LEASE Dated as of March 27, 2000



                                    ARTICLE I

                                 Reference Data

     1.1.   Subjects Referred To

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:

     The Equitable Life Assurance Society of the United States, a New York corporation.

LANDLORD'S ORIGINAL ADDRESS:

     One Boston Place, Boston, MA 02108

TENANT:

     Internet Capital Group, Inc., a Delaware corporation

TENANT' S ORIGINAL ADDRESS:

     435 Devon Park Drive, Wayne, PA 19087

TENANT'S SPACE:

     Floor 23, as shown on the plan attached hereto as Exhibit C.

RENTABLE FLOOR AREA OF TENANT'S SPACE:

     Approximately 19,596 square feet

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  779,213 square feet
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LEASE TERM:

         The period commencing on the earlier of April 15, 2000 or the date Tenant shall first occupy all or any portion of the Premises for the conduct of business (the "Term Commencement Date") and expiring on April 30, 2005.

ANNUAL FIXED RENT:

         $1,038,588 per annum

TAX BASE AMOUNT:

         An amount equal to Landlord's Tax Expenses Allocable to the Premises (as defined in Section 2.6 of the Lease) for the tax fiscal year ending June 30, 2001.

OPERATING EXPENSE BASE AMOUNT:

         An amount equal to Landlord's Operating Expenses Allocable to the Premises (as defined in Section 2.7 of the Lease) for calendar year 2000.

ELECTRICAL ENERGY CHARGE:

         $19,596 per annum

PERMITTED USES:

         Office purposes, including the operation of office machines and equipment accessory to office purposes and other purposes ancillary thereto.

LANDLORD'S CONSTRUCTION REPRESENTATIVE:

         Vincent Cerbone

TENANT'S CONSTRUCTION REPRESENTATIVE:

SECURITY DEPOSIT: $260,000

         1.2.   Exhibits

         These are incorporated as a part of this Lease:

         Exhibit A -  Description of Lot

         Exhibit B -  Landlord's Services

         Exhibit C -  Floor Plan

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         Exhibit D -  Rules and Regulations

         1.3.   Tables of Articles and Sections

I.          REFERENCE DATA

            1.1       Subjects Referred To                                    1
            1.2       Exhibits                                                2
            1.3       Tables of Articles and Sections                         2

II.         PREMISES, TERM AND RENT

            2.1       The Premises                                            4
            2.2       Rights to Use Common Facilities                         5
            2.3       Landlord's Reservations                                 5
            2.4       Habendum                                                5
            2.5       Monthly Fixed Rent Payment                              5
            2.6       Adjustment for Increase or Decrease
                      In Taxes                                                5
            2.7       Adjustment for Increase or Decrease in
                      Operating Expense Per                                   7
            2.8       Definition of Lot                                      10
            2.9       Due Date of Additional Rent Payment                    10
            2.10      Electrical Energy Charge                               10

 III.       CONDITION OF PREMISES; CONSTRUCTION

            3.1       Premises Leased "As Is"                                10
            3.2       Alterations and Additions                              11
            3.3       General Provisions Applicable to Construction          12
            3.4       Construction Representatives                           12

 IV.        LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

            4.1       Landlord's Covenants                                   13
                      4.1.1       Services Furnished by Landlord             13
                      4.1.2       Additional Services Available
                                  To Tenant                                  13
                      4.1.3       Roof, Exterior Wall, Floor Slab
                                  and Common Facility Repairs                13
                      4.1.4       Quiet Enjoyment Premises                   13
                      4.1.5                                                  13
            4.2       Interruptions and Delays in Services and Repairs, etc. 13

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V.      TENANT'S COVENANTS

        5.1       Payments                                                   14
        5.2       Repair and Yield Up                                        14
        5.3       Use                                                        15
        5.4       Obstructions; Items Visible from Exterior; Rules
                  and Regulations                                            15
        5.5       Safety Appliances; Licenses                                15
        5.6       Assignment; Sublease                                       15
        5.7       Indemnity                                                  18
        5.8       Right of Entry; Relocation of Tenant                       18
        5.9       Floor Load, Prevention of Vibration
                  and Noise                                                  18
        5.10      Personal Property Taxes                                    19
        5.11      Payment of Litigation Expenses                             19
        5.12      Insurance                                                  19

VI.     CASUALTY AND TAKING

        6.1       Termination or Restoration; Rent Adjustment                20
        6.2       Eminent Domain Damages Reserved                            21
        6.3       Temporary Taking                                           21

VII.    DEFAULT

        7.1       Events of Default                                          21
        7.2       Damages                                                    22

VIII.   MISCELLANEOUS

        8.1       Computation of Rentable Floor Areas                        23
        8.2       Notice of Lease; Consent or Approval; Notices; Bind and
                  Inure; Landlord's Estate                                   23
        8.3       Surrender, Modification, Termination or Cancellation       24
        8.4       Landlord's Failure to Enforce                              24
        8.5       Acceptance of Partial Payments of Rent                     25
        8.6       Cumulative Remedies                                        25
        8.7       Partial Invalidity                                         25
        8.8       License for Support                                        25
        8.9       Self-Help                                                  25
        8.10      Tenant's Estoppel Certificate                              26
        8.11      Waiver of Subrogation                                      26
        8.12      Sole Risk and Hazard                                       27
        8.13      Bursting of Pipes, etc.                                    27


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        8.14      Hold-over                                                  27
        8.15      Lease Supersedes All Other Agreements                      28
        8.16      Broker                                                     28
        8.17      Parking                                                    28

IX.     RIGHTS OF MORTGAGEE

        9.1       Lease Subordinate                                          28
        9.2       Advance Payments of Rent                                   29
        9.3       Rights of Holder of Mortgage to Notice of Defaults
                  by Landlord and to Cure Same                               29
        9.4       Implementation of Article IX                               29
        9.5       Security Deposit                                           29

X.      EXAMINATION OF LEASE                                                 30

                                   ARTICLE II

                             Premises, Term and Rent

     2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Tenant's Space in the building erected on the premises described in Exhibit A by Landlord (hereinafter referred to as "the Building"), excluding exterior faces of exterior walls, the common stairways, stairwells, elevator and elevator wells, pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the central core area of such floor. Tenant's Space with such exclusions is hereinafter referred to as "the Premises".

     2.2. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

     2.3. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable

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in the central core area, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

     2.4. Tenant shall have and hold the Premises for a period commencing on the Term Commencement Date and continuing for the Lease Term unless sooner terminated as provided in Section 6.1 or Article VII. Tenant shall access to the Premises commencing on the date hereof.

     2.5. Tenant shall pay, without any offset or deduction whatever except as made in accordance with the provisions of this Lease, monthly installments of fixed rent in advance of one-twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") for each full calendar month of the Lease Term and of the corresponding fraction of said one-twelfth for any fraction of a calendar month at the beginning or end of the Lease Term.

     2.6. If with respect to any Tax Year (hereinafter defined) falling within the Term or fraction of a Tax Year falling within the term at the beginning or end thereof, Landlord's Tax Expenses Allocable to the Premises (hereinafter defined) for a full Tax Year exceed the Tax Base Amount, or for any such fraction of a Tax Year exceed the corresponding fraction of the Tax Base Amount, then, on or before the thirtieth day following the receipt by Tenant of the certified statement referred to below in this Section 2.6, Tenant shall pay to Landlord, as additional rent, the amount of such excess less the monthly estimated payments paid pursuant to the last paragraph of this Section 2.6.

     Terms used herein are defined as follows:

          (i) "Tax Year" means the twelve-month period beginning July 1 each year during the term, or if the appropriate governmental tax fiscal period shall begin on any other date than July 1, such other date.

          (ii) "Landlord's Tax Expenses for the Building and Lot" with respect to any Tax Year means the aggregate real estate taxes on the Building or Lot with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

          (iii) "Landlord's Tax Expenses Allocable to the Premises" means the same proportion of Landlord's Tax Expenses for the Building and Lot as the area of the Premises bears to the Total Rentable Floor Area of the Building.

     As used in this Lease the term "real estate taxes" shall mean all taxes and special assessments of every kind and nature assessed by any governmental authority on the Lot or the Building which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot and Building and reasonable expenses of any proceedings for abatement of taxes.

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         The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined.

         There shall be excluded from all such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or tax on the gross rents received with respect to the Lot or Building or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Building and Lot are located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Lot and Building were the only property of Landlord.

         Landlord shall, upon receipt of the applicable tax bills, render to Tenant a statement certified by Landlord setting forth the amount of Tenant's additional rent in the event Landlord's Tax Expenses Allocable to the Premises exceed the Tax Base Amount. To the extent that Tax Expenses shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments and computations shall be based upon appropriate prorations of Landlord's Tax Expenses for the Building and Lot and the Tax Base Amount.

         Notwithstanding the foregoing and with respect to any Tax Year or fraction of a Tax Year falling within the Lease Term, Tenant shall pay to Landlord, as additional rent, on each payment date for Annual Fixed Rent, an amount in respect of real estate taxes determined by subtracting 1/12th of the Tax Base Amount for such Tax Year or fraction of a Tax Year from 1/12th of Landlord's estimate, based on the most current tax bills, of Landlord's Tax Expenses Allocable to the Premises for such Tax Year or fraction of a Tax Year, with an appropriate adjustment within thirty (30) days after delivery of Landlord's statement referred to in this Section 2.6.

         2.7. If with respect to any calendar year falling within the Lease Term or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, Landlord's Operating Expenses Allocable to the Premises for a full calendar year exceed the Operating Expense Base Amount or for any such fraction of a calendar year exceed the corresponding fraction of the Operating Expense Base Amount, then, on or before the thirtieth day following receipt by Tenant of the certified statement referred to below in this
Section 2.7, Tenant shall pay to Landlord as additional rent the amount of such excess less the monthly estimated payments paid by Tenant pursuant to the last paragraph of this Section 2.7. Landlord shall, after each calendar year, render Tenant a statement of Landlord's Operating Expenses for the Building and Lot, and of the amounts thereof allocable to the Premises and the amount payable to Landlord

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under this Section 2.7, prepared in reasonable detail and according to usual accrual basis accounting practices and certified by Landlord.

         Operating Expenses include, without limitation, premiums for insurance of the kind normally carried by owners of similar properties or as may be required by the holder of any first mortgage on the Lot or Building or both (including insurance against loss of fixed rent and additional rent in case of fire or other casualty); compensation and all fringe benefits, workmen's compensation and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Lot (excluding persons above the grade of building general manager); steam, water, sewer, gas and telephone charges not chargeable to tenants; electricity including, without limitation, electricity furnished to the Premises and other tenants' premises but excluding electricity separately metered to tenants; cost of building and cleaning supplies and equipment; cost of maintenance and repairs (other than repairs not properly chargeable against income or for which Landlord receives reimbursements from contractors under guarantees); costs relating to the garage adjacent to the Building (but not including the rent payable under Landlord's lease of parking spaces therein); cost of snow removal and care of landscaping; payments under service contracts with independent contractors or with a subsidiary or affiliate of the Landlord provided that the contract with such subsidiary or affiliate for the performance of such services shall contain terms comparable to similar contracts and transactions involving unaffiliated parties for the performance of such services in comparable buildings within the City of Boston; reasonable and competitive building management fees; and all other expenses in connection with the operation of the Building and Lot and properly chargeable against income, provided, however, there shall be included depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor, such depreciation to be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and such useful life to be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; and provided, further, that if Landlord shall make any capital improvement in compliance with the requirements of any federal, state, or local law or governmental regulation which becomes applicable after the date hereof, then the reasonable annual amortization of the cost of such improvement, with interest at the base rate of The First National Bank of Boston in effect at the time of completion of such improvement, shall be deemed an Operating Expense in each of the calendar years during which such amortization occurs; excluding, however, the items covered by the statement referred to in Section 2.6, and costs of optional additional services rendered pursuant to Section 4.1.2 and of any services special to other tenants or occupants.

         Expenses for periods partly within and partly without the accounting periods shall be apportioned on a consistent basis.

         Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include the following:

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                    (a)    amounts reimbursable from insurance proceeds, under
                    warranty or by Tenant, any other tenant in the Building or any other third party;

                    (b) repairs or replacements of a capital nature other than those expressly included above; and

                    (c)    reserves for anticipated future expenses.

         Provided Tenant shall have paid the applicable Operating Expense billing and provided that Tenant shall exercise its right under this sentence within six months after delivery of the applicable annual statement, Tenant shall be entitled to inspect Landlord's books and records relating to Operating Expenses during normal business hours on reasonable prior notice. If it shall be determined that Tenant has overpaid Operating Expenses, Landlord shall promptly refund such overpayment.

         Because electricity furnished to the Premises and to other tenants' premises (exclusive of electricity separately metered to tenants) is included in Operating Expenses for the purpose of determining both the Operating Expense Base Amount and the Operating Expenses for each year, in computing amounts payable by Tenant under this Section 2.7 on account of increases in Operating Expenses no adjustment shall be made to reflect the fact that Tenant is obligated to pay the Electrical Energy Charge or that other tenants may be obligated to pay similar electrical energy charges.

         In determining the amount of Landlord's Operating Expenses for the Building and Lot if less than 95% of the Building shall have been occupied by tenants and fully used by them, at any time during the year, Landlord's Operating Expenses for the Building and Lot shall be increased to an amount equal to the like operating expenses which would normally be expected to be incurred had the occupancy been 95% and had such full utilization been made during the entire period.

         Landlord's Operating Expenses Allocable to the Premises mean the same proportion of Landlord's Operating Expenses for the Building and Lot described above as the area of the Premises bears to the Total Rentable Floor Area of the Building. In case of services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the floor area of the Premises to which the service is rendered bears to the total floor area to which the service is rendered.

         Notwithstanding the foregoing and with respect to any calendar year or fraction of a calendar year falling within the Lease Term, Tenant shall pay to Landlord, as additional rent, on each payment date for Annual Fixed Rent, an amount in respect of Operating Expenses determined by subtracting 1/12th of the Operating Expense Base Amount for such calendar year or fraction thereof from 1/12th of Landlord's estimate of Landlord's Operating Expenses Allocable to the Premises for such calendar year or fraction thereof, with an appropriate

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adjustment within thirty (30) days after delivery of Landlord's statement referred to in this Section 2.7.

     2.8. "Lot" means the land described in Exhibit A, plus any addition thereto resulting from the change of any abutting street line. Landlord shall have the right from time to time to change the periods of accounting under Sections 2.6 and 2.7 above, or either of them, to any other annual period than those specified therein and upon any such change all items referred to in Sections 2.6 and 2.7 shall be appropriately apportioned. In all statements rendered under Sections 2.6 and 2.7, amounts for periods partially within and partially without the accounting Periods shall be appropriately apportioned and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereto Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto. All statements shall be prepared on an accrual basis of accounting and on a consistent basis.

     2.9. Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable, or on the 30th day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent.

     2.10. In addition to the Annual Fixed Rent payable pursuant to Section 2.5 of the Lease, Tenant shall pay as additional rent on the first day of each month one-twelfth (1/12) of the Electrical Energy Charge.

                                   ARTICLE III

                       Condition of Premises; Construction

     3.1. Tenant shall accept the Premises in "as is" condition, and Landlord shall have no obligation to do any work or perform any construction to prepare the Premises for Tenant. Landlord agrees to reimburse Tenant an amount not to exceed $391,920.00 in the aggregate (the "Tenant Allowance") for the cost of design and construction of improvements which Tenant shall make in the Premises prior to April 1, 2001(such improvements to be subject to all terms and provisions of this Lease). Such reimbursement shall be made from time to time within thirty (30) days of receipt by Landlord from Tenant of detailed invoices supporting the costs for which Tenant is seeking reimbursement, receipts evidencing payment in full and lien waivers, all satisfactory to Landlord.

     Provided Tenant shall have expended $235,152 of the Tenant Allowance for design and construction of improvements in the Premises and provided Tenant is not then in default under this Lease beyond the applicable cure period, Tenant may, by notice to Landlord, elect to apply all or any portion of the unexpended balance of the Tenant Allowance as a credit against Annual Fixed Rent payable during the first year of the term of this Lease.

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         Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephone and movable equipment, the installation of telephone. outlets (which must be performed by a telephone company at Tenant's direction and expense) and the installation of telephone, television and computer cabling (which must be installed and removed in accordance with Section 23 of the Rules and Regulations set forth in Exhibit D hereto), will be the responsibility of Tenant. Tenant's installation of furnishings, and later changes or additions, shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and so not to damage the Building or Lot or interfere with Building operations.

         The Tenant Improvements shall be part of the Building and shall not be removed, except that at the expiration of this Lease Tenant shall remove such portions thereof as Landlord shall have specified at the time of preparation of the Tenant Improvement Plans.

         3.2. This Section 3.2 shall apply before and during the Lease Term. Tenant shall not make any additional alterations and additions to Tenant's Space except in accordance with plans and specifications therefor first approved by Landlord. Landlord's approval shall not be required for painting and minor decorative work. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which will (a) delay completion of the Premises, or (b) require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of Landlord's services called for by
Section 4.1 unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations and, except for installation of furnishings, shall be performed by Landlord's contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and require each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such reasonable limits as Landlord may reasonably require, but in no event less than $3,000,000 (all such insurance to be written by companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may so attach.

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         3.3.     All construction work required or permitted by this Lease, whether by Landlord or Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party described in Article I or any person hereafter designated in substitution or addition by notice to the party relying.

         3.4. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representatives of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

         4.1.     Landlord covenants:

                  4.1.1. to furnish, through Landlord's employees or independent contractors, services, facilities and supplies equal in scope, quality and frequency to those customarily provided by landlords in first class buildings in said Boston, those set forth in Exhibit B being now so customary;

                  4.1.2. to furnish, at Tenant's expense, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord;

                  4.1.3. except as otherwise provided in Article VI, to make such repairs to the roof, exterior walls, floor slabs, other structural elements, Building systems and common areas and facilities of the Building as may be necessary to keep them in good condition;

                  4.1.4. that Landlord has the right to make this Lease and that Tenant, on paying the rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof; and

                  4.1.5. to maintain reasonable levels of property and liability insurance.

         4.2. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for

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repairing the Premises or any portion of the Building however the necessity may occur, but nothing herein shall relieve Landlord from responsibility for its negligence or wrongful misconduct. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                    ARTICLE V

                               TENANT' S COVENANTS

         Tenant covenants during the Lease Term and such further time as Tenant occupies any part of the Premises:

         5.1. to pay when due all fixed rent and additional rent and all charges for utility services rendered to the Premises and service inspections therefor (except for the utility services provided at Landlord's expense under Exhibit B) and, as further additional rent, all charges of Landlord for services rendered pursuant to Section 4.1.2;

         5.2. except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and all telephone, computer and other cabling or wiring installed by Tenant to the extent required by Section 23 of the Rules and Regulations attached as Exhibit D, and, to the extent specified by Landlord by notice to Tenant, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. If this Lease shall be terminated by reason of Tenant's breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have (and is hereby granted) a security interest in all of Tenant's property in the Premises at the time of such termination to secure Landlord's rights under Article VII hereof.

     5.3. to use and occupy the Premises only for the Permitted Uses, and not to injure or deface the Premises, Building or Lot, nor to permit in the Premises any auction sale, vending machine (other than for use by Tenant or Tenant's employees), or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

     5.4. not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the Rules and Regulations attached hereto as Exhibit E and with all changes to such Rules and Regulations hereafter made by Landlord, of which changes Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations; Landlord shall not discriminate against Tenant in enforcement of such Rules and Regulations;

     5.5. to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

     5.6. not without prior consent of Landlord to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant; in connection with any request by Tenant for such consent to assignment or subletting, to submit to Landlord in writing (1) the name of the proposed assignee or subtenant, (ii) such information as to its reputation, financial responsibility and standing as Landlord may reasonably require, including, without limitation, business references and references from prior landlords, (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made and
(iv) an offer executed by Tenant to the tenant under Lease dated November 24, 1980 from Cabot, Cabot & Forbes Co., Landlord's predecessor in interest, to the Boston Company, Inc., to make an assignment or sublease to it upon the same terms and provisions applicable to such proposed assignment or sublease, provided that Tenant shall not be obligated to make such an offer if the proposed assignment or sublease is to be made to an Affiliate of Tenant or if the aggregate amount of rentable floor area proposed to be assigned or sublet (whether pursuant to one or more subleases) is less than 10,000 square feet.

     Upon receipt from Tenant of such request, information and offer, Landlord shall promptly transmit such offer to tenant under said Lease dated November 24, 1980 who shall have a period of 10 days after its receipt thereof to accept the same in writing and if such an offer is not so accepted, or if such an offer is not required to be made, Landlord shall have an option to be exercised in writing within 20 days after its receipt from Tenant of such request, information and (if required) offer, to cancel and terminate this Lease, if the request is to assign the Lease or to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than 60 days nor more than 120 days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Lease Term; if this Lease shall be cancelled as to a portion of the Premises only, Annual Fixed Rent shall be abated proportionately according to the ratio that the number of square feet in the portion of the space surrendered, bears to the Rentable Floor Area of Tenant`s Space; as additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

         Landlord shall not unreasonably withhold or delay its consent to any assignment or subletting made under the foregoing provisions to the Tenant under said Lease dated November 24, 1980. The terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 5.6 so that Landlord and the aforesaid Tenant under said Lease dated November 24, 1980 shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein; no assignment or subletting shall affect the continuing liability of Tenant (which, following assignment, shall be joint and several with assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but neither the execution and delivery of such an instrument by the assignee nor the failure or refusal of the assignee to execute such instrument of assumption shall release or discharge assignee from its liability as Tenant hereunder.

         The term "Affiliate of Tenant" for purposes of this Section 5.6 shall mean (i) any corporation, partnership, trust, association or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without power to vote, 30% or more of the entire beneficial interest in Tenant, or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, (ii) any corporation or trust with transferable shares, 30% or more of whose outstanding capital stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) owned, controlled or held, whether with or without the Power to vote, by Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant or any corporation affiliated with Tenant or such successor as defined in (i) above, and (iii) any partnership, association or other business organization 30% or more of the beneficial interest in which, whether with or without the power to vote, is directly or indirectly (through other entities or otherwise) owned, controlled or held by Tenant or such successor or any corporation affiliated with Tenant or such successor and defined in (i) above; if the stock of Tenant is not listed on a national securities exchange, any sale or transfer after the date hereof, whether to one or more persons or entities, whether at one or more different times, and whether voluntarily, involuntarily, by operation of law or otherwise (including, without limitation, upon a merger, consolidation, reorganization or other such transaction), of a total of fifty percent (50%) or more of the shares of capital stock of any corporation which is then the legal tenant under this Lease or the legal subtenant under any permitted sublease hereunder shall be deemed an assignment within the meaning of this Section 5.6.

         Landlord will not unreasonably withhold or delay its consent to a sublease of all or any portion of the Premises. Landlord shall not be deemed to be unreasonable in withholding consent to an assignment, or sublease of all or any portion of the Premises if, without limitation, any rent is unpaid after expiration of the applicable cure period, any default by Tenant exists hereunder or under any other agreement between Landlord and Tenant, or the proposed assignee's or subtenant's business, financial condition, or character is not, in Landlord's sole discretion (exercised reasonably in view of Landlord's standard leasing practice), satisfactory to Landlord or suitable to the Building.

         The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the consent of Landlord mentioned in this Section 5.6, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant; any subletting consented to by Landlord pursuant to this Section 5.6 shall, in any event, be subject to the following provisions: (a) in no event shall Tenant sublet to more than three subtenants at any one time; (b) in no event shall Tenant enter into negotiations to sublet, offer to sublet or sublet to any of the other tenants of the Building (unless there is no comparable space then available in the Building) or to any party with whom Landlord is then negotiating with respect to other space in the Building; and (c) in the event the rent, including additional rent, received from any subtenant in any month shall exceed the sum of (i) the rent, including additional rent, payable under this Lease in respect of such subleased space for such month and (ii) Tenant's reasonable brokerage, legal and subtenant improvement costs incurred in connection with such sublease (amortized ratably over the term of the sublease), Tenant shall pay to Landlord, as additional rent, 50% of such excess, the same to be paid by Tenant within fifteen (15) days after receipt.

         5.7. to defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

     5.8. to permit Landlord and Landlord's agents (i) to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary, (ii) to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing, and (iii) to show the Premises to prospective tenants during the 12 months preceding expiration of the Lease Term and to prospective purchasers and mortgagees at all reasonable times.

     5.9. not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (20 pounds of which shall be allotted for partitions); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other type of vibration eliminators sufficient to eliminate such vibration or noise;

     5.10. to pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed;

     5.11. in case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs, including without limitation, reasonable counsel fees, incurred by or imposed upon Landlord in connection with such litigation, and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease;

     5.12. to procure, keep in force and pay for commercial general liability insurance indemnifying Landlord and Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred upon the Premises with a limit, at the times Tenant and/or its contractors first enter the Premises of not less than $3,000,000 in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall not be less than such higher amounts as may be reasonably required by Landlord and are customarily carried by responsible office tenants in the City or Town wherein the Building is located. Such insurance shall be effected with nationally recognized insurers authorized to do business in the State wherein the Building is situated under valid and enforceable policies, and such policies shall name Landlord as an additional insured. Such insurance shall provide that it shall not be cancelled or modified without at least thirty (30) days prior written notice to each insured named therein. On or before the time Tenant and/or its contractors first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy original copies of the policies therefor issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

                                   ARTICLE VI

                               CASUALTY AND TAKING

     6.1. In case during the Lease Term all or any substantial part of the Premises or the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within 90 days after the right to terminate arises specifying the effective date of termination. In case of such damage or taking, Landlord shall notify Tenant within 30 days after the occurrence thereof of Landlord's estimate of the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupancy. The effective date of termination specified by Landlord shall be not less than 15 nor more than 30 days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence (following the expiration of all periods in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section 6.1) to put the Premises, or in case of taking what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.2), into proper condition for use and occupation provided, however, that Landlord's obligations with respect to the restoration described in this sentence shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such casualty or taking that are made available to Landlord by Landlord's mortgagee, and a just proportion of the fixed rent and additional rent according to the nature and extent of the injury, but not in excess of an equitable proportion of the net proceeds of insurance recovered by Landlord under any rental insurance coverage carried by Landlord, shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Lease Term.

     In the case of such damage or taking, Landlord shall notify Tenant of Landlord's reasonable estimate of the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupancy, and, if Landlord's insurance proceeds allocable to the Premises will be insufficient to permit Landlord to so restore the Premises and Landlord elects not to fund the shortfall, Landlord shall notify Tenant thereof. In the event that Landlord's notice estimates that the time required to restore the Premises shall exceed nine (9) months from the commencement of such restoration or that Landlord will not fund such shortfall, Tenant may terminate this Lease by notice to Landlord given within ten (10) days after Landlord's notice, specifying a termination date which shall not be less than fifteen (15) nor more than thirty (30) days after Tenant's notice.

     6.2. Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby, irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.

     6.3. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                                   ARTICLE VII

                                     DEFAULT

     7.1. If any default by Tenant continues after notice, in case of fixed rent or additional rent for more than five (5) days, or in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days; or if Tenant or any guarantor of any of Tenant's obligations under this Lease makes any general assignment for the benefit of creditors, files a petition under any bankruptcy or insolvency laws; or if such a petition filed against Tenant or such guarantor is not dismissed within 60 days; or if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within 60 days; or if such leasehold is taken on execution or other process of law in any action against Tenant, then in any such case, whether or not the Lease Term shall have begun, Landlord may immediately, or at any time thereafter, without demand or notice, enter into and upon the Premises (or any part thereof in the name of the whole) forcibly, if necessary, and repossess the same as of its former estate, and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant and without prejudice to Tenant's liability for damages as hereinafter stated), upon such entry, this Lease shall terminate, as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     7.2. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess (discounted to present value at a rate of 6% per annum) of the total rent reserved for the residue of the Lease Term over the rental value of the Premises for said residue of the Lease Term. In calculating the rent reserved there shall be included, in addition to the fixed rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amount to be paid by Tenant under the next foregoing covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services, expenses of preparing the' Premises for such reletting, and all other expenses related to such reletting, including, without limitation, allowances and concessions, it being agreed by Tenant that Landlord may (i) relet the Premises or any part thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the fixed rent and additional rent accrued under Sections 2.5, 2.6 and 2.7 in the 12 months immediately prior to such termination plus the amount of fixed rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this

Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. For all purposes of this Lease, all floor areas shall be computed in accordance with the "Standard Method of Floor Measurement for Office Buildings" effective January 1, 1964, recommended by the Real Estate Board of New York, Inc. and in such computation common areas shall be included to the extent therein provided notwithstanding their exclusion from the Premises.

     8.2. The titles of the Articles are for convenience only and not to be considered in construing this Lease. Upon request of either party both parties shall execute and deliver after the Lease Term begins a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Lease Term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other place as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or at such other address as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if delivered to a reputable overnight delivery service which maintains delivery records or if mailed by registered or certified mail, return receipt requested, and the effective date of such communication shall be one (1) business day after delivery to such overnight delivery service or in the case of registered or certified mail, three (3) business days after being deposited in the mail, whichever is applicable. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Lease Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. Anything else in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Building and Lot for the satisfaction of any claim for the payment of money by Landlord by reason of any default or breach by Landlord of any of the terms and provisions of this Lease to be performed, fulfilled or observed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies for any such default or breach.

     8.3. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Lease Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if any. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     8.4. The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of fixed rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any, other breach of the same or any other agreement or duty.

     8.5. No acceptance by Landlord of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or Payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

     8.6. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     8.7. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.8. If an excavation shall be made upon land adjacent to property of Landlord of which the Premises are a part, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

     8.9. If Tenant shall at any time default in the performance of any obligations under this Lease beyond the applicable cure period, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest from the date of expenditure at the lower of (a) that annual rate which is equal to two percentage points in excess of the First National Bank of Boston published base rate, so-called, charged to its best commercial customers, or (b) the maximum annual rate permissible from time to time under applicable law) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately upon demand. All sums payable by Tenant under this Lease not paid when due shall bear interest at the rates described in the preceding sentence from the due date to the date paid. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     8.10. Tenant agrees from time to time, upon not less than fifteen days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 8.10 may be relied upon by any prospective purchaser or prospective or then existing mortgagee of the Premises or any prospective assignee of any mortgage of the Premises.

     8.11. Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

     8.12. Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind nature and description which may be in or upon the Premises or Building in the public corridors, or the sidewalks, areaways and approaches adjacent thereto, during the term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or be borne by, Landlord.

     8.13. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the roof, Street or sub-surface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to person or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

     8.14. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent for use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages cannot be determined as of the date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all other rental and other charges due and accruing under this Lease and in addition to any and all other rights and remedies which Landlord may have at law or in equity, liquidated damages in the amount of two hundred (200%) percent of the Annual Fixed Rent which would have accrued from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease in lieu of said liquidated damages by giving Tenant written notice of such election. From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under this Lease which accrue thereafter.

     8.15. This Lease supersedes any and all other agreements made prior hereto between the parties hereto with respect to the Premises and contains all agreements of the parties with respect to the Premises.

     8.16. Tenant warrants and represents that it has had no dealings with any broker or agent in connection with this Lease other than Spaulding & Slye and Jones Lang LaSalle and covenants to defend with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt other than Spaulding & Slye and Jones Lang LaSalle with respect to Tenant's dealings in connection with this Lease or the negotiation thereof.

     8.17. So long as Tenant is not in default beyond any applicable grace period under this Lease and so long as Landlord has the right to use such spaces, Landlord will make available to Tenant four (4) automobile parking spaces in the garage adjacent to the Building (the "Garage"). All parking spaces referenced in this Section 8.17 shall be made available to Tenant at the then current prevailing rates, as such rates may change from time to time, and any failure to pay such charges shall be treated as a default under this Lease. All parking spaces shall be subject to the terms and conditions of the form of parking agreement from time to time used in connection with the operation of the Garage and shall be subject to the rules and regulations from time to time promulgated by Landlord or the Garage operator.

                                   ARTICLE IX

                               RIGHTS OF MORTGAGEE

     9.1. At Landlord's election, this Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building, or both, which are separately and together hereinafter in this Article IX referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that this Lease shall not be so subordinated to any mortgage unless the holder thereof shall execute and deliver to Tenant a non-disturbance agreement in such holder's standard form. This Section 9.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

     9.2. No fixed rent, additional rent, or any other charge shall be paid more than ten days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     9.3. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

     9.4. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article IX.

     9.5. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount of $260,000.00 (the "Security Deposit") . The Security Deposit will be held by Landlord (without interest thereon) as security for the fulfillment of Tenant's obligations under this Lease for and during the Lease Term and shall be returned to Tenant within thirty (30) days after the expiration or termination of this Lease, subject to deductions to cure any outstanding breach of any obligation of Tenant. At Tenant's option, such Security Deposit shall be delivered in the form of a commercial letter of credit in form and issued by a bank acceptable to Landlord.

     If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees.

     Notwithstanding the foregoing, if Tenant shall not have been in material default (beyond expiration of the applicable cure period) under this Lease at any time prior to the applicable date set forth below, Landlord shall reduce the Security Deposit to the applicable amount set forth below upon request by Tenant on or after the applicable date below:

                       April 1, 2003:           $173,333

                       April 1, 2004:           $ 86,667



                                    ARTICLE X

                              EXAMINATION OF LEASE

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         Executed as a sealed instrument in two or more counterparts on the day and year first above written

                                    LANDLORD:

                                    THE EQUITABLE LIFE ASSURANCE SOCIETY
                                    OF THE UNITED STATES

                                    By:            /s/
                                         -------------------------



                                    TENANT:

                                    INTERNET CAPITAL GROUP, INC.

                                    By:            /s/
                                         -------------------------
                                             Henry N. Nassau

                                    EXHIBIT A

                   Attached to and made a part of Lease dated

                                     Between

                      The Equitable Life Assurance Society
                         of the United States, Landlord

                                       and

                          Internet Capital Group, Inc.

The land in Boston, Suffolk, Massachusetts bounded:

EASTERLY by Washington Street by five lines measuring, respectively, 54.96 feet, 16.08 feet, 72.75 feet,
                  17.92 feet and 38.87 feet;

SOUTHERLY         by lands now or formerly of Nathan V. Miller, Trustee,
                  and of The New England Land Co. by five lines measuring respectively, 27.58 feet, 42.64 feet, 19.63 feet, 36.72 feet and 126.01 feet;'

WESTERLY by Court Square by four lines measuring, respectively, 25.98 feet, 11.57 feet, 81.87 feet and 101.03 feet; and

NORTHERLY         by Court Street, 198.02 feet.

     Said premises include two parcels of registered land, one shown on Plan No. 28282-A, filed in the Suffolk Registry District of the Land Court with Certificate of Title No. 67781 and the other shown on Plan No. 19910 filed in said Registry District with Certificate of Title No. 48266. Said premises are the same conveyed to Landlord by the Trustees of State Street Plaza Trust by deed dated March 30, 1967, recorded with Suffolk Deeds, Book 8109, Page 460, and filed for registration with the Suffolk Registry District of the Land Court and the registered portion thereof is described in Certificate of Title No. 88329 issued to Landlord by said Registry District. Said premises are subject to rights and easements referred to in said Certificate of Title No. 88329 and to easement taken by Boston Transit Commission by Order dated July 23, 1903, recorded with Suffolk Deeds, Book 2912, Page 461 so far as now in force and applicable.

                                    EXHIBIT B

                    Attached to and made part of Lease dated

                                     Between

                      The Equitable Life Assurance Society
                         of the United States, Landlord

                                       and

                      Internet Capital Group, Inc., Tenant

I.     CLEANING

       A    Office Areas
            ------------

  (i)  Daily: (Monday through Friday, inclusive, holidays excepted).
       -----

       1. Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

       2.     Spot clean all partition glass and bright work.

       3.     Dust wipe all telephones including ear and mouth piece.

       4. Using an approved spotter, spot clean all carpeted areas. Fully vacuum carpets from wall to wall, all internal office aisles.

       5. Empty all trash and recycled materials from receptacles and remove from the premises.

  (ii) Weekly
       ------

       1.     Vacuum corner edges and chairs and other furniture coverings.

       2.     Dust all low reach areas.

(iii) Monthly

       1.     Dust all high reach areas.

       2.     Vacuum all fabric furniture.

       3.     Dust HVAC covers.

         4.   Dust decorative fixtures.

         5.   Dust all Venetian blinds.

B.  Kitchenettes/Coffee Stations (Hard Surface)
    ----------------------------

    (i)  Daily: Monday through Friday
         -----

         1.   Clean and sanitize all sinks and wipe dry.

         2. Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

         3. Using a damp cloth, dust all horizontal surfaces. Damp clean and sanitize table tops.

         4.   Empty trash receptacles. Remove trash from the premises.

         5.   Mop all stains and spills, especially coffee and drink spills.

         6. Dust mop all hard surface floors with a treated or electrostatic dust mop.

    (ii) Weekly
         ------

         1.   Spot clean backs and seats of chairs.

         2. Using a high speed floor machine, spray buff all hard surface areas.

    (iii) Monthly
          -------

         1.   Dust HVAC covers.

         2.   Clean all baseboards.

         3. Machine scrub hard surface floor and apply one (1) coat of polish, allow to dry, then buff. (bi-monthly)

    (iv)  Annual
          ------

         1. Strip hard surfaces floor and redcoat with three (3) coats of floor polish.

 C.      Corridor and Elevator (Lobbies)
         -------------------------------

     (i)  Daily: (Monday through Friday, inclusive, holidays excepted).
          -----

          1. Spot clean all stains and spills, especially coffee and drink spills.

          2. Spot clean all horizontal and vertical surfaces, including glass and bright work, removing fingerprints, and smudges.

          3.      Fully vacuum carpets from wall to wall.

          4. Dust mop all hard surface floors with a treated or electrostatic dust mop.,

     (ii)   Weekly
            ------

          1.      Dust all low reach areas.

     (iii) Monthly
           -------

          1.      Dust all high reach area.

     D. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

II.       HEATING, VENTILATING, AIR CONDITIONING

          A Landlord shall, at its expense, furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.), Sundays and holidays excepted.

          If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilation during any season outside the hours and days above specified, Landlord shall furnish such for the area or areas specified in written request of Tenant delivered to building superintendent of Landlord before 3 P.M. of the business day preceding the extra usage period. For such services Tenant shall pay Landlord upon receipt of billing therefor, the equitable charges from time to time established by Landlord.

          B. The air conditioning system referred to in this Exhibit B is based upon an occupancy of not more than one person per 100 square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 5.5 watts per square foot. In the event Tenant shall exceed this condition or shall introduce onto the Premises equipment which shall overload the system, and/or in any other way shall cause the systems not adequately to perform their proper functions, supplementary systems may at Landlord's option be provided by Landlord at Tenant's expense.

III.   WATER

     A. Cold water at temperatures supplied by City of Boston water mains for normal drinking, lavatory and toilet purposes only from regular building supply at prevailing temperatures. Landlord may, at its expense, install a meter or meters to measure the water supplied to any kitchen (including dish-washing) and restaurant areas in the Premises, in which case Tenant shall upon Landlord's request reimburse Landlord for the cost of the water (including heating thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.    ELEVATORS

     A. Fully automatic elevator service as designed for the use of all Tenants and the general public for access to and from all floors of the Building by passenger elevators daily from 8.00 a.m. to 6:00 p.m. (Saturdays to 1.00 p.m.), Sundays and holidays excepted. Reduced service by automatic or manually operated elevators will be provided at all other times. The Building is operated as a building providing 24-hour-seven day access for its tenants, controlled during non-business hours. Freight elevator service shall be available in common with other tenants from 8.00 a.m. to 5.00 p.m. daily (Saturdays, Sundays and holidays excepted) and at other times at reasonable charges by arrangement in advance.

V.    ELECTRICAL SERVICE

     A. Landlord shall furnish electric energy in reasonable amount for operation of the fixtures, appliances and equipment hereinafter referred to for the Electrical Energy Charge as provided in Article I and Section 2.10 hereof, except as hereinafter provided. If Tenant shall require electrical energy for use in the Premises in excess of such reasonable amounts to be furnished, Tenant, at Tenant's expense, shall, if Landlord so elects, install a separate meter(s) for all or any portion or portions of Tenant's electrical energy use and Tenant shall pay for electricity so metered. Upon the installation of such separate meter(s), provided the same accounts for Tenant's total electrical energy usage in the Premises, Tenant shall cease to be obligated to pay the Electrical Energy Charge attributable to any period thereafter.

          Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished on the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service Tenant shall not, without Landlord's prior written consent in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment (other than lamps, typewriters, small computers, and similar small office machines which operate on a voltage not in excess of 110 and which do not require high levels of current) or make any alteration or addition to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon Landlord' s demand.

          Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Premises at any time upon not less than 30 days notice to Tenant. If Landlord shall exercise such right of termination, from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant and thereupon Tenant shall cease to be obligated to pay the Electrical Energy Charge attributable to any period thereafter. If Landlord shall so discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Tenant's expense before discontinuance of service.

          Landlord shall furnish and install at Tenant's expense all replacement lighting tubes, lamps, bulbs, and ballasts required in the Premises.

                                    EXHIBIT C

                         [diagram intentionally omitted]

                                    EXHIBIT D

                              RULES AND REGULATIONS

     One Boston Place is a Premier business address in Boston, as such we have worked very hard to create the most positive environment possible for you and your employees to conduct business in an orderly, clean and desirable premises. We have endeavored to minimize our formal Rules and Regulations. However, in order to maintain the positive business environment which initially attracted you as a tenant and minimize the interference by others to your premises, we anticipate your cooperation in observing the following Rules and Regulations prescribed by the Owner.

     Please note that the term "Tenant" as used in these Rules and Regulations includes its officers, agents, employees, vendors, clients and guests.

1. After Hours Entry: Owner reserves the right after normal building hours to require that persons entering the Building identify themselves and establish their right to enter or to leave the Building.

2 Animals & Bicycles: Tenant shall not bring into the Building, or keep in or around the premises any animal or bicycles without the prior written consent of Owner (wheelchairs, seeing eye dogs and baby carriages excepted). Bicycle racks are provided at the rear of the property at Court Square.

3. Antennas & Wires: Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Owner's prior approval in writing. Tenant may operate personal radios and/or televisions inside the premises leased or occupied by it, provided noise from such equipment is not audible outside the premises.

4. Blind Closing: Each Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by closing blinds or drapes when the sun's rays fall directly on windows of the premises leased or occupied by Tenant.

5. Building Image: Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization, or use the name of the Building for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or the Building name or logo in any letterheads, envelopes, circulars, or notices, without Owner's expressed consent in writing, which consent may be unreasonably withheld.

6. Entrance Obstruction: Tenant shall not block or obstruct any of the public sidewalk entries, parking areas or courtyards adjacent to the Building, passageways, doors, corridors, elevators, elevator doors, freight elevator lobbies, hallways or stairways of the Building. Tenant shall not place, empty, or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for entrance or egress of Tenant.

7. Finish Materials: All carpets, fabrics and furniture purchased for premises leased or occupied by Tenant shall conform to local and state fire codes.

8. Flammable Fluids: Tenant shall not bring into the premises or the Building any inflammable fluids or explosives without written permission of the Owner.

9. Glass Panel Doors: Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by Tenant. Tenant shall not permit, erect or place drapes, furniture, fixtures, shelving, display cases or tables, lights, signs or advertising devices in front of or in proximity of interior or exterior windows, glass panels, or glass unless the same shall have first been approved by Owner.

10. Hand trucks: Any Hand trucks used in any space or public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, shall be equipped with rubber tires and safeguards.

11. Laborers: If Tenant employees laborers or others outside of the Building, its employees shall not be paid in the Building, but Tenants shall arrange to pay its payrolls elsewhere.

12. Life Safety: Life Safety awareness is of utmost importance at One Boston Place. Tenants shall assign life safety coordinators for the purpose of lessening with Building management regarding life safety issues. All Tenants shall actively participate in life safety program in the Building.

13. Large Item Disposal: Tenant shall have the responsibility of disposing of crates, boxes, etc., which will not fit into office wastepaper baskets and other unusual waste. In no event shall Tenant set such items in public hallways or other areas of the Building, except within the premises leased or occupied by Tenant, for disposal. If Tenant wishes to dispose of such items prior to 6:00 p.m., it may do so by calling the Management office to arrange for porter service.

14. Locks: No additional locks shall be placed on any door in the Building which are incompatible with the master keying system. Owner will keep passkey to all leased or occupied premises. All tenant keys shall be returned to the Owner promptly upon termination of each lease.

15. Material Movement: The movement of furniture, equipment, machines, merchandise or material within, into or out of the leased premises and the Building shall be restricted to time, method and routing as determined by Owner upon request from Tenant, and Tenant shall assume all liability and risk to property, the premises leased or occupied by it, and the Building in such move.

16. Owner's Reservation of Rights: Owner reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of Tenants, and no alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. Owner shall not be responsible to any Tenant for the non-observance or violation by any other Tenant or any of the rules or regulations at any time prescribed for the Building.

17. Plumbing Systems: The plumbing facilities, lavatories and janitor closets shall not be used for any other purposes than for which they are constructed, respectively, and no rubbish, rags, sweeping, and/or any other harmful damaging or foreign substance of any kind shall be thrown in them, and the expense or any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

18. Premises Infestation: If the premises become infested with vermin due to Tenant deliveries or acts or omissions of Tenant, Tenant at its sole cost and expense, shall cause such premises to be exterminated from time to time, to the satisfaction of Owner and shall employ such exterminators as shall be approved by Owner any musical or sound-producing instruments or devices which may be heard outside the leased premises or the Building, or which may emanate electrical waves which will impair radio or television reception from or in the Building.

20. Recycling: The State of Massachusetts has various laws and restrictions regarding the environmentally prudent removal and disposal of trash and recyclable materials. These rules apply to the "generators" of these materials. The Building has a recycling program in place in order to insure the "generators", e.g., tenants, can comply with the various requirements and restrictions. Each Tenant shall cooperate with the Building by participating in the program.

21. Roof Access: Admittance to the roof of the Building is done only upon the written consent of Owner.

22. Sales or Auctions: No space in the Building shall be used for manufacturing, public sales or auctions.

23. Communications Cabling: If Tenant desires communications cabling, alarm or other utility or service connections installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of the

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     Owner. All cables and other wiring must be labeled to identify it as
     Tenant's and all cables and other wiring in vertical chases and the like must be removed by Tenant upon the termination of the Lease.

24. Signs & Advertising: No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant in or on any part of the outside or inside of the Building without prior written consent of Owner.

25. Smoke Free: One Boston Place is a smoke free building. Smoking is prohibited in the Building lobby and other common areas, all elevators, rest rooms and in the elevator lobby on each floor (even if such floor is occupied by only one Tenant).

26. Soliciting & Peddling: Canvassing, soliciting, peddling, and distribution of handbills and other advertising material in the Building is prohibited. Tenant shall cooperate to prevent the same and shall promptly report such activities to the Management Office.

27. Weapons: Owner has the right, but not the obligation, to restrict Tenant from bringing into the Building, or keeping on the premises, any weapon including but not limited to firearms, knives and similar items.

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